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                                                                    Exhibit 10.7


                                 CONTRACT TERMS
                                 --------------


The following terms shall govern the contract between Predict It, Inc. ("Predict It") and Vision Consulting International Inc. ("Vision Consulting").


   1. Predict It agrees to issue 103,448 shares of Predict It common stock in return for an investment of $150,000 from Vision Consulting.

   2. The price per share issued has been agreed at one dollar and forty-five cents (US$1.45).

   3. Predict It will apply the $150,000 investment made by Vision Consulting against the cost of development work, performed by Vision Consulting prior to the launch of the Version 3 product.

   4. Predict It commits $100,000 to Vision Consulting in the form of a guarantee to engage Vision Consulting to perform further, post Version 3 launch, development work equal to a value of $100,000. Predict It will pre-pay $50,000 of the commitment on October 30th.

   5. Predict It agrees to grant to Vision Consulting the exclusive right of first refusal for all additional, post Version 3, development work. For the purposes of this agreement this means that Vision Consulting will be given the right to match all quotes obtained from other vendors for development work anticipated by Predict It relating to the post-launch, Version 3 product. If Vision Consulting decides to match the lowest quote obtained, Predict It guarantees to engage Vision Consulting to perform such development work. Predict It will make every reasonable effort to ensure that all quotes received are from reputable vendors capable of providing a level of service comparable to that provided by Vision Consulting. Vision Consulting is under no obligation to match any quote obtained by Predict It for future development work. This term shall be valid for a period of one year from the date of this contract.


   6. Predict It agrees to include the 103,448 shares of Predict It common stock to be issued within the re-filing of Predict It's SB-2 document to be filed with the SEC.

   7. The Purchaser represents and warrants to the Company that the Shares are being acquired by the Purchaser for its own account and not with a view to the distribution, resale or other transfer thereof, except in compliance with the Securities Act and applicable state securities laws.

   8. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration before a single arbitrator selected in

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      accordance with the Commercial Arbitration Rules of the American
      Arbitration Association. Arbitration as provided herein shall be the exclusive means for determination of all matters as provided above, and any decision and award of the arbitrator shall be final, binding and conclusive upon the parties and such decision and award may be entered as a final judgment in any court of competent jurisdiction. Neither of the parties shall institute any action or proceeding in any court of law or equity, state or federal, other than as may be necessary for purposes of enforcement of the arbitrator's decision and award hereunder. The parties agree that such arbitration shall be held in New York, New York and that, except as otherwise determined by the arbitrator, each party shall be responsible for its own fees and expenses associated with such arbitration proceeding and for one-half of the costs imposed by the American Arbitration Association (excluding the cost of filing an arbitration claim, which shall be borne entirely by the party filing such claim).



Contract Acceptance
-------------------

To signify acceptance of this contract, please sign below and return a copy to:

Predict It, Inc.
694, Eighth Avenue,
Fifth Floor,
New York, NY 10036.

Accepted this 14th day of October,1999.


Vision Consulting International, Inc.

By: /s/ John Crowley
   ----------------------------------

Name:  John Crowley
Title: President


Predict It, Inc.

By: /s/ Andrew P. Merkatz

Name:  Andrew P. Merkatz
Title: President